UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	98-1346104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 20 808108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 28, 2018, subsidiaries of Playa Hotels & Resorts N.V. (the “Company”) entered into new Executive Employment Agreements (each, an “Employment Agreement”), effective January 1, 2019, with each of the Company’s named executive officers: Bruce D. Wardinski, Chairman and Chief Executive Officer; Ryan Hymel, Chief Financial Officer; Alexander Stadlin, Chief Operating Officer; and Kevin Froemming, Chief Marketing Officer. The new Employment Agreements replace the previously disclosed employment agreements with each named executive officer. The terms of the new Employment Agreements are substantially similar to the terms of the replaced employment agreements, except for the arbitration provisions, which have been amended, and as otherwise noted below.

Mr. Wardinski’s Employment Agreement

Mr. Wardinski’s Employment Agreement with Playa Resorts Management, LLC, a subsidiary of the Company (“Playa Resorts”), replaces Mr. Wardinski’s previous employment agreement, which was due to expire on December 31, 2019. His Employment Agreement provides for a new term of employment that ends on December 31, 2023, subject to an automatic extension until December 31, 2024 unless either Playa Resorts or Mr. Wardinski elects not to extend the term by providing written notice to the other party within 180 days of the expiration of the initial term. There were no other material changes to the terms of Mr. Wardinski’s previous employment agreement.

Mr. Hymel’s Employment Agreement

Mr. Hymel’s Employment Agreement with Playa Resorts replaces his previous employment agreement, which was due to expire on June 30, 2020. His Employment Agreement provides for a new term of employment that ends on December 31, 2021. Mr. Hymel’s annual base salary is also increased under his Employment Agreement from $325,000 to $425,000. There were no other material changes to the terms of Mr. Hymel’s previous employment agreement.

Mr. Stadlin’s Employment Agreement

Mr. Stadlin’s Employment Agreement with Playa Management USA, LLC, a subsidiary of the Company (“Playa Management”), replaces his previous employment agreement, which was due to expire on December 31, 2018. His Employment Agreement provides for a new term of employment that ends on December 31, 2021. Mr. Stadlin’s annual base salary is also increased under his Employment Agreement from $515,000 to $550,000. There were no other material changes to the terms of Mr. Stadlin’s previous employment agreement.

Mr. Froemming’s Employment Agreement

Mr. Froemming’s Employment Agreement with Playa Management replaces his previous employment agreement, which was due to expire on December 31, 2018. His Employment Agreement provides for a new term of employment that ends on December 31, 2021. Mr. Froemming’s annual base salary is also increased under his Employment Agreement from $412,000 to $445,000. There were no other material changes to the terms of Mr. Froemming’s previous employment agreement.

The summary of each Employment Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the text of each Employment Agreement, copies of which are filed as Exhibits 10.1–10.4 hereto, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated as of December 28, 2018, by and between Playa Resorts Management, LLC, and Bruce D. Wardinski

10.2	Executive Employment Agreement, dated as of December 28, 2018, by and between Playa Resorts Management, LLC, and Ryan Hymel

10.3	Executive Employment Agreement, dated as of December 28, 2018, by and between Playa Management USA, LLC, and Alexander Stadlin

10.4	Executive Employment Agreement, dated as of December 28, 2018, by and between Playa Management USA, LLC, and Kevin Froemming

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

Date: January 4, 2019	By:	/s/ Bruce D. Wardinski
Bruce D. Wardinski
Chief Executive Officer